                         PLEASE READ THIS CONTRACT CAREFULLY




ANNUITY BENEFIT PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VALUE OF THE VARIABLE ACCOUNT SECTION FOR ADDITIONAL INFORMATION.

VALUES REMOVED FROM A GUARANTEE PERIOD ACCOUNT PRIOR TO THE END OF ITS GUARANTEE PERIOD MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT THAT MAY INCREASE OR DECREASE THE VALUES. A NEGATIVE MARKET VALUE ADJUSTMENT WILL NEVER BE APPLIED TO THE DEATH BENEFIT. A POSITIVE MARKET VALUE ADJUSTMENT, IF APPLICABLE, WILL BE ADDED TO THE DEATH BENEFIT WHEN THE BENEFIT PAID IS THE CONTRACT'S ACCUMULATED VALUE. PLEASE REFER TO THE MARKET VALUE ADJUSTMENT SECTION FOR ADDITIONAL INFORMATION.

                                  RIGHT TO EXAMINE CONTRACT

The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the sum of (1) gross payments, less any amounts allocated to the Variable Account, (2) the Accumulated Value of amounts allocated to the Variable Account on the date the returned contract is received at the Principal Office and (3) any fees or other charges imposed on the amounts allocated to the Variable Account. If, however, the contract is issued as an Individual Retirement Annuity (IRA), the Company will refund the greater of the above or the gross payments.

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
Home Office:             Dover, Delaware
Principal Office:        440 Lincoln Street, Worcester, Massachusetts 01653

This is a legal contract between Allmerica Financial Life Insurance and Annuity Company (the Company) and the Owner and is issued in consideration of the initial payment shown on the Specifications page. Additional payments
are permitted.   Payments may be allocated to Variable Sub-Accounts, the
Fixed Account or Guarantee Period Accounts. While this contract is in effect, the Company agrees to pay annuity benefits beginning on the Annuity Date or to pay a death benefit to the Beneficiary if an Owner dies prior to the Annuity Date.

                   FLEXIBLE PAYMENT DEFERRED VARIABLE AND FIXED ANNUITY
                                     NON-PARTICIPATING

                                      TABLE OF CONTENTS


SPECIFICATIONS...........................................................  3

DEFINITIONS..............................................................  5

OWNER, ANNUITANT AND BENEFICIARY.........................................  7

PAYMENTS.................................................................  8

VALUES...................................................................  8

TRANSFERS................................................................ 10

WITHDRAWAL AND SURRENDER................................................. 10

DEATH BENEFIT............................................................ 11

ANNUITY BENEFIT.......................................................... 12

ANNUITY OPTION TABLES.................................................... 15

GENERAL PROVISIONS....................................................... 18

                                 SPECIFICATIONS


Owner:                 [ ]               Contract Number:    [zz00600000]
Joint Owner:           [ ]


Issue Date:            [ ]                Contract Type:                   [NQ]


Annuitant:             [ ]                Annuitant Date of Birth:         [xx/xx/xx]
Joint Annuitant:       [ ]                Joint Annuitant Date of Birth    [xx/xx/xx]


Annuitant Sex:         [ ]                Owner Date of Birth:             [xx/xx/xx]
Joint Annuitant Sex:   [ ]                Joint Owner Date of Birth:       [xx/xx/xx]


Annuity Date:          [xx/xx/xx]         Primary Beneficiary:             [ ]
                                          Contingent Beneficiary:          [ ]





Minimum Fixed Account Guaranteed Interest Rate:  [3%]     Minimum Additional Payment: [$100.00]

Minimum Guarantee Period Account Interest Rate:  [3%]     Minimum Guarantee Period    [$1,000.00]
                                                          Account Allocation Amount:

Minimum Withdrawal Amount:                  [$100.00]     Minimum Accumulated Value   [$1,000.00]
                                                          After Withdrawal:

Minimum Annuity Benefit Payment:             [$50.00]     Maximum Alternative         [xx/xx/xx]
                                                          Annuity Date:

Mortality and Expense Risk Charge:  [1.25%] on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:              [.15%] on an annual basis of the daily value of the Sub-Account assets.

Contract Fee:                       [$35, if the Accumulated Value is less than $75,000.00]

[Enhanced Death Benefit Rider       [.25%]
Annual Percentage Rate Charge:

[Enhanced Death Benefit Rider       [5%]
Effective Annual Yield

Principal Office:                   440 Lincoln Street, Worcester, Massachusetts 01653 (1-800-782-8380)



                                         3

                                 SPECIFICATIONS (continued)

Owner: [ ]                                           Contract Number:
Joint Owner: [ ]                                     [zz00600000]

Initial Net Payment:     [$25,000.00]

Initial Net Payment Allocation:

            ''Variable Sub-Accounts
            ----------------------

            ''[




            ''                     ]

[There are 24 variable sub-accounts.  You may invest in up to 17 over the life of your contract.]

            ''Fixed Account
            --------------


            ''Initial Interest Rate:


            ''Guarantee Period Accounts
            --------------------------
                                          Guaranteed
            ``Guarantee                  ``Interest         Expiration
            ````Period                     ``Rate            ``Date
            -------------                 ----------        -----------


            [``2 years
            ```3 years
            ```4 years
            ```5 years
            ```6 years
            ```7 years
            ```8 years
            ```9 years
             `10 years ]


____
100%                              TOTAL


                       DEFINITIONS

ACCUMULATED VALUE          The aggregate value of all accounts in this contract before the Annuity Date.  As long as the Accumulated Value is
                           greater than zero, the contract will stay in effect.

ACCUMULATION UNIT          A measure used to calculate the value of a Sub-Account
                           before annuity benefit payments begin.

ANNUITANT                  At issue, the person whose age is used to determine the
                           Annuity Date.  On and after the Annuity Date, the person
                           upon whose continuation of life annuity benefit payments
                           involving life contingency depend.  Joint Annuitants are
                           permitted and unless otherwise indicated, any reference to
                           Annuitant shall include joint Annuitants.

ANNUITY DATE               The date annuity benefit payments begin.  The Annuity Date is shown on the Specifications page.

ANNUITY UNIT               A measure used to calculate annuity benefit payments under a variable annuity option.

BENEFICIARY                The person, persons or entity entitled to the death benefit prior to the Annuity Date or any annuity benefit payments
                           upon the death of an Owner who is not also an Annuitant on or after the Annuity Date.

COMPANY                    Allmerica Financial Life Insurance and Annuity Company.

CONTRACT YEAR              A one year period based on the date of issue or an
                           anniversary thereof.

FIXED ACCOUNT              The part of the Company's General Account to which all or a portion of a payment or transfer may be allocated.

FUND                       Each separate investment company, investment series or
                           portfolio eligible for investment by a Sub-Account of the
                           Variable Account.

GENERAL ACCOUNT            All assets of the Company that are not allocated to a
                           Separate Account.


GUARANTEE PERIOD           The number of years that a Guaranteed Interest Rate may be credited to a Guarantee Period Account.  The Guarantee
                           Period may range from two to ten years.

GUARANTEE PERIOD           An account which corresponds to a Guaranteed Interest Rate
ACCOUNT                    for a specified Guarantee Period and is supported by assets in a Separate Account.

GUARANTEED INTEREST RATE   The annual effective rate of interest after daily
                           compounding credited to a Guarantee Period Account.

MARKET VALUE ADJUSTMENT    A positive or negative adjustment to earnings in a Guarantee
                           Period Account assessed if any portion of a Guarantee Period
                           Account is withdrawn or transferred prior to the end of its
                           Guarantee Period.

OWNER                      The person, persons or entity entitled to exercise the
                           rights and privileges under this contract.  Joint Owners are permitted if one of the two is an Annuitant and unless
                           otherwise indicated, any reference to Owner shall include
                           joint Owners.


                                         5


PRINCIPAL OFFICE           The Company's office at 440 Lincoln Street, Worcester,
                           Massachusetts, 01653.

PRO RATA                   How a payment or withdrawal may be allocated among the
                           accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

SEPARATE ACCOUNT           A segregated account established by the Company.  The assets in a Separate Account are not commingled with the Company's general assets and obligations.  The assets of a Separate
                           Account are not subject to claims arising out of any other business the Company may conduct.

SUB-ACCOUNT                A Variable Account subdivision that invests exclusively in shares of a corresponding Fund.

SURRENDER VALUE            The amount payable to the Owner on full surrender after
                           application of any Market Value Adjustment and contract fee.

TELEPHONE REQUEST          A request by telephone to the Principal Office. A signed
                           authorization must be on file  for such requests to be
                           honored.

VALUATION DATE             A day the values of all units are determined.  Valuation
                           Dates occur on each day the New York Stock Exchange is open for trading, or such other dates when there is sufficient
                           trading in a Fund's portfolio securities so that the current unit value may be materially affected.

VALUATION PERIOD           The interval between two consecutive Valuation Dates.

VARIABLE ACCOUNT           The Company's Separate Account, consisting of Sub-Accounts that invest in the underlying Funds.

WRITTEN REQUEST            A request or notice in writing satisfactory to the Company
OR WRITTEN NOTICE          and filed at the Principal Office.





                            OWNER, ANNUITANT AND BENEFICIARY

OWNER                       When the contract is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in
                            accordance with the terms of this contract.  Upon the death of an Owner prior to the Annuity Date, a death benefit is paid.

                            The Owner may exercise all rights and options granted in
                            this contract or by the Company, subject to the consent of any irrevocable Beneficiary.  Where the contract is owned
                            jointly, the consent of both is required in order to exercise any ownership rights.

ASSIGNMENT                  Prior to the Annuity Date and prior to the death of an
                            Owner, the Owner may be changed at any time.  Only the Owner may assign this contract.  An absolute assignment will
                            transfer ownership to the assignee.  This contract may also be collaterally assigned as security.  The limitations on
                            ownership rights while the collateral assignment is in
                            effect are stated in the assignment.  Additional limitations may exist for contracts issued under provisions of the
                            Internal Revenue Code.

                            An assignment will take place only when the Company has
                            received Written Notice and recorded the change at the
                            Principal Office.  The Company will not be deemed to know of the assignment until it has received Written Notice.  When recorded, the assignment will take effect as of the date it was signed.  The assignment will be subject to payments made or actions taken by the Company before the change was recorded.

                            The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest.  The interests of the Annuitant and the Beneficiary will be
                            subject to any assignment.

ANNUITANT                   The Annuitant will be as shown on the Specifications page
                            unless changed in accordance with the terms of this
                            contract.  Prior to the Annuity Date, an Annuitant may be
                            replaced or added unless the Owner is a non-natural person.
                            At all times there must be at least one Annuitant.  If an
                            Annuitant dies and a replacement is not named, the owner
                            will be considered to be the new Annuitant.

BENEFICIARY                 The Beneficiary is as named on the Specifications page
                            unless subsequently changed.  The Owner may declare any
                            Beneficiary to be revocable or irrevocable.  A revocable
                            Beneficiary may be changed at any time prior to the Annuity
                            Date and before the death of an Owner or after the Annuity
                            Date and before the death of an Annuitant.  An irrevocable
                            Beneficiary must consent in writing to any change.  Unless otherwise indicated, the Beneficiary will be revocable.

                            A Beneficiary change must be made in writing on a
                            Beneficiary designation form and will be subject to the
                            rights of any assignee of record.  When the Company receives the form, the change will take place as of the date it was signed, even if the Owner or Annuitant dies after the form is signed but prior to the Company's receipt of the form.
                            Any rights created by the change will be subject to payments made or actions taken by the Company before the change was recorded.

                            All death benefits provided by this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise.  If there is no
                            surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate.


                                         7


PROTECTION OF PROCEEDS      To the extent allowed by law, this contract and any
                            payments made under it will be exempt from the claims of
                            creditors.  Neither the Annuitant nor the Beneficiary can
                            assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.


                            PAYMENTS

INITIAL PAYMENT             The Initial Payment is shown on the Specifications page.

ADDITIONAL PAYMENTS         Prior to the Annuity Date and while the contract is in
                            force, the Owner may make additional payments of at least
                            the Minimum Additional Payment (see Specifications page).
                            Total payments made may not exceed $5,000,000 without the
                            Company's consent.

NET PAYMENTS                Each Net Payment is equal to the gross payment less the
                            amount of any applicable premium tax.  The Company reserves the right to deduct the amount of the premium tax from the
                            Accumulated Value at a later date rather than when the
                            premium tax liability tax is first incurred by the Company.
                            In no event will an amount be deducted for premium taxes
                            before the Company has incurred a tax liability under
                            applicable state law.

NET PAYMENT ALLOCATIONS     The initial Net Payment is allocated as shown on the
                            Specifications page.  Additional Net Payments will be
                            allocated in the same proportion as the initial Net
                            Payment, unless changed by the Owner's Written or Telephone
                            Request.

                            The minimum amount that may be allocated to a Guarantee
                            Period Account is shown on the Specifications page.  If the
                            Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the
                            Money Market Sub-Account.


                            VALUES

VALUE OF THE VARIABLE       The value of a Sub-Account on a Valuation Date is determined
ACCOUNT                     by multiplying the Accumulation Units in that Sub-Account
                            by the Accumulation Unit Value as of the Valuation Date.

                            Accumulation Units are credited when an amount is allocated to a Sub-Account.  The number of Accumulation Units credited equals that amount divided by the applicable Accumulation
                            Unit Value as of the Valuation Date.

ACCUMULATION UNIT           The value of a Sub-Account Accumulation Unit as of any
VALUES                      Valuation Date is determined by multiplying the value of an
                            Accumulation Unit for the preceding Valuation Date by the
                            net investment factor for that Valuation Period.

NET INVESTMENT FACTOR        The net investment factor measures the investment performance of a Sub-Account from one Valuation Period to the next.
                             This factor is equal to 1.000000 plus the result from dividing
                             (a) by (b) and subtracting (c) and (d) where:

                             (a)   is the investment income of a Sub-Account for
                                   the Valuation Period, including realized or unrealized
                                   capital gains and losses during the Valuation Period,
                                   adjusted for provisions made for taxes, if any;


                                        8


                             (b)   is the value of that Sub-Account's assets at the
                                   beginning of the Valuation Period;

                             (c)   is the Mortality and Expense Risk Charge (see
                                   Specifications page); and

                             (d)   is the Administrative Charge (see Specifications page).

                             The Company assumes the risk that its actual mortality
                             experience and expenses may exceed the amounts provided
                             under the contract.  The Company guarantees that the charge for mortality and expense risks and the administrative
                             charge will not be increased.  Subject to applicable state and federal laws, these charges may be decreased or the
                             method used to determine the net investment factor may be
                             changed.

VALUE OF THE FIXED           Amounts allocated to the Fixed Account are credited interest
ACCOUNT                      at rates periodically set by the Company.  The Company guarantees that the rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the
                             Minimum Fixed Account Guaranteed Interest Rate (see
                             Specifications page).

                             The value of the Fixed Account on any date is the sum of
                             amounts allocated to the Fixed Account plus interest
                             compounded and credited daily at the rates applicable to
                             those amounts.  The value of the Fixed Account will be at
                             least equal to the minimum required by law in the state in which this contract is delivered.

VALUE OF THE GUARANTEE       A Guarantee Period Account will be established on the date a
PERIOD ACCOUNTS              Net Payment or transfer is allocated to a specific
                             Guarantee Period.  Amounts allocated to the same Guarantee Period on the same day will be treated as one Guarantee Period Account.
                             The interest rate in effect when an amount is allocated to a
                             Guarantee Period is guaranteed for the duration of the
                             Guarantee Period.  Additional amounts allocated to Guarantee
                             Periods of the same or different durations will result in
                             additional Guarantee Period Accounts, each with its own
                             Guaranteed Interest Rate and expiration date.

                             The value of a Guarantee Period Account on any date is the sum of the amounts allocated  to that Guarantee Period
                             Account plus interest compounded and credited daily at the rate applicable to that amount.

GUARANTEED INTEREST          The Company will periodically set Guaranteed Interest Rates
RATES                        for each available Guarantee Period.  These rates will be
                             guaranteed for the duration of the respective Guarantee Periods.
                             A Guaranteed Interest Rate will never be less than the Minimum
                             Guarantee Period Account Interest Rate (see Specifications page.)

RENEWAL GUARANTEE            At least 45 days (but not more than 75 days) prior to the end of a
PERIODS                      Guarantee Period, the Company will notify the Owner in
                             writing of the expiration of that Guarantee Period.  The Owner may transfer amounts to the Sub-Accounts, the Fixed Account or establish a new Guarantee Period Account of any duration then offered by the Company as of the day following the expiration of the
                             Guarantee Period.  The transfer will not be subject to a
                             Market Value Adjustment; see "Market Value Adjustment," page 11.
                             Guaranteed Interest Rates corresponding to the available Guarantee
                             Periods may be higher or lower than the previous Guaranteed Interest
                             Rate.  If reallocation instructions are not received at the Principal
                             Office before the end of a Guarantee Period, the Guarantee Period
                             Account value will be automatically applied to a new Guarantee
                             Period Account with the same Guarantee Period unless:


                                        9

                             (a)   less than the Minimum Guarantee Period Account Allocation
                                   (see Specifications page) remains in the Guarantee Period
                                   Account on its expiration date;  or

                             (b)   the Guarantee Period would extend beyond the Annuity Date
                                   or is no longer available.

                             In such cases, the Guarantee Period Account value will be
                             transferred to the Money Market Sub-Account.

CONTRACT FEE                 The Company will deduct a contract fee (see Specifications page) Pro Rata on each contract anniversary prior to the
                             Annuity Date and when the contract is surrendered.


                             TRANSFERS

                             Prior to the Annuity Date, the Owner may transfer amounts
                             among accounts by Written or Telephone Request to the
                             Principal Office.  Transfers to a Guarantee Period Account
                             must be at least equal to the Minimum Guarantee Period
                             Account Allocation Amount (see Specifications page).  If the
                             Owner requests the transfer of a smaller amount to the
                             Guarantee Period Account, the Company may transfer that
                             amount to the Money Market Sub-Account.

                             Any transfer from a Guarantee Period Account prior to the
                             end of its Guarantee Period will be subject to a Market
                             Value Adjustment.  In the case of a partial transfer from a
                             Guarantee Period Account the Market Value Adjustment will be applied to the value remaining in the account.

                             There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                             The Company reserves the right to establish and impose
                             reasonable rules restricting transfers.  All transfers are subject to the Company's consent.


                             WITHDRAWAL AND SURRENDER

                             Prior to the Annuity Date, the Owner may, by Written
                             Request, withdraw a part of the Accumulated Value or surrender the contract for its Surrender Value.

                             Any withdrawal must be at least the Minimum Withdrawal
                             Amount (see Specifications page).  A withdrawal will not be permitted if the Accumulated Value remaining in the contract would be less than the Minimum Accumulated Value After
                             Withdrawal (see Specifications page).  The Written Request must indicate the dollar amount to be paid and the accounts from which it is to be withdrawn.  A withdrawal from a
                             Guarantee Period Account will be subject to a Market Value
                             Adjustment.  The Market Value Adjustment will be applied to the value remaining in the Guarantee Period Account.

                             When surrendered, this contract terminates and the Company has no further liability under it.  The Surrender Value will be based on the Accumulated Value on the Valuation Date.



                                        10

                             Amounts taken from the Variable Account will be paid within
                             7 days of the date a Written Request is received.  The
                             Company reserves the right to delay payments subject to the requirements of applicable laws, rules and regulations
                             governing variable annuities.

                             Amounts taken from the Fixed Account or the Guarantee Period
                             Accounts will normally be paid within 7 days of receipt of a
                             Written Request.  The Company may defer payment for up to
                             six months from the receipt date.  If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3%.

MARKET VALUE ADJUSTMENT      A transfer, withdrawal or surrender from a Guarantee Period
                             Account after the expiration of its Guarantee Period will not be subject to a Market Value Adjustment.  A Market Value Adjustment
                             will apply to all other transfers or withdrawals, or to a surrender.
                             Amounts applied under an annuity option are treated as withdrawals when calculating the Market Value Adjustment.  The Market
                             Value Adjustment will be determined by multiplying the
                             amount taken from each Guarantee Period Account by the
                             market value factor.  The market value factor for each
                             Guarantee Period Account is equal to:

                                        n/365
                             (1+i)/(1+j)      -1



                             where:

                                  i - is the Guaranteed Interest Rate expressed as a
                                  decimal (for example: 3% = 0.03) being credited to the
                                  current Guarantee Period;

                                  j - is the new Guaranteed Interest Rate, expressed as a
                                  decimal, for a Guarantee Period with a duration equal
                                  to the number of years remaining in the current
                                  Guarantee Period, rounded to the next higher number of
                                  whole years. If that rate is not available, the Company
                                  will use a suitable rate or index allowed by the
                                  Department of Insurance; and

                                  n - is the number of days remaining from the Effective
                                  Valuation Date to the end of the current Guarantee Period.

                             If the Guaranteed Interest Rate being credited is lower than the new Guaranteed Interest Rate, the Market Value
                             Adjustment will decrease the Guarantee Period Account value.
                             Similarly, if the Guaranteed Interest Rate being credited
                             is higher than the new Guaranteed Interest Rate, the Market
                             Value Adjustment will increase the Guarantee Period Account value.  The Market Value Adjustment will never result in a change to the value more than the interest earned in excess of the Minimum Guarantee Period Account Interest Rate (see
                             Specifications page) compounded annually from the beginning of the current Guarantee Period.


                             DEATH BENEFIT

                             At the death of an Owner prior to the Annuity Date, the
                             Company will pay to the Beneficiary a death benefit
                             determined as of the Valuation Date upon receipt at the
                             Principal Office of proof of death.  If the owner is a non-
                             natural person, then a death benefit is paid on the death of an Annuitant prior to the Annuity Date.


                                        11


OWNER'S DEATH BENEFIT        If an Owner dies before the Annuity Date, the death benefit will be the
BEFORE THE ANNUITY DATE      greater of:

                             (a)   the Accumulated Value increased by any
                                   positive Market Value Adjustment; or

                             (b)   the sum of the gross payments made under
                                   this contract reduced proportionately to reflect all
                                   partial withdrawals.  For each withdrawal, the
                                   proportionate reduction is calculated as the death
                                   benefit under this option immediately prior to the
                                   withdrawal multiplied by the withdrawal amount and
                                   divided by the Accumulated Value immediately prior
                                   to the withdrawal.

PAYMENT OF THE DEATH               The death benefit will be paid to the Beneficiary
BENEFIT BEFORE THE                 within 7 days of the Effective Valuation Date unless the Owner
ANNUITY DATE                       has specified a death benefit annuity option.
                                   Instead, the Beneficiary may, by Written Request, elect to:

                                   (a)   defer distribution of the death benefit
                                         for a period no more than 5 years from the date
                                         of death; or

                                   (b)   receive a life annuity or an annuity for a period
                                         certain not extending beyond the Beneficiary's life
                                         expectancy.  Annuity benefit payments must begin
                                         within one year from the date of death.

                                   If distribution of the death benefit is deferred under (a)
                                   or (b), any value in Guarantee Period Accounts will be
                                   transferred to the Money Market Sub-Account.  The excess, if any, of the death benefit over the Accumulated Value will
                                   also be transferred to the Money Market Sub-Account.  The
                                   Beneficiary may, by Written Request, effect transfers and
                                   withdrawals, but may not make additional payments.  If there are multiple Beneficiaries, the consent of all is required.

                                   If the sole Beneficiary is the deceased Owner's spouse, the
                                   Beneficiary may, by Written Request, continue the contract and become the new Owner and Annuitant subject to the
                                   following:

                                   (a)   any value in the Guarantee Period Accounts will be
                                         transferred to the Money Market Sub-Account;

                                   (b)   the excess, if any, of the death benefit over the
                                         contract's Accumulated Value will also be added to
                                         the Money Market Sub-Account;

                                   (c)   additional payments may be made; and

                                   (d)   any subsequent spouse of the new Owner, if named as the
                                         Beneficiary, may not continue the contract.


                                   ANNUITY BENEFIT

ANNUITY OPTIONS                    Annuity options are available on a fixed, variable or
                                   combination fixed and variable basis.  The annuity options described below or any alternative option offered by the
                                   Company may be chosen. If no option is chosen, monthly
                                   benefit payments under a variable life annuity with payments guaranteed for 10 years will be made.

                                   The Owner may also elect to have the death benefit applied under a life annuity or a period certain annuity not
                                   extending beyond the Beneficiary's life expectancy.  Such an election may not be altered by the Beneficiary.


                                        12

                                   Fixed annuity options are funded through the Fixed Account.
                                   Variable annuity options may be funded through one or more of the Sub-Accounts.  Not all Sub-Accounts may be made available.

ANNUITY BENEFIT                    Annuity benefit payments may be received on a monthly,
PAYMENTS                           quarterly, semiannual or annual basis.  If the first
                                   payment would be less than the Minimum Annuity Benefit
                                   Payment (see Specifications page), a single payment will
                                   be made instead.  Satisfactory proof of the date of birth
                                   of the Annuitant or Beneficiary, whichever is applicable,
                                   must be received at the Principal Office before life annuity benefit payments begin. Where a life annuity option has been elected, the Company may require satisfactory proof that
                                   the Annuitant or Beneficiary, whichever is applicable,
                                   is alive before any payment is made.

PAYMENT OF ANNUITY                 If an Owner who is not also an Annuitant dies on or after
BENEFIT PAYMENTS UPON              the Annuity Date the annuity benefit payments continue in
OWNER DEATH                        accordance with the terms of the annuity option selected.
                                   Upon the death of the Owner, the Beneficiary becomes the
                                   Owner of the contract.

ANNUITY VALUE                      The amount of the first annuity benefit payment under all
                                   available options except period certain options will depend on the age of the Annuitant and/or Beneficiary on the
                                   Annuity Date and the annuity value applied.  Period certain options are based on the duration of payments and the
                                   annuity value.

                                   For life annuity options and non-commutable period certain options with a duration of 10 years or more, the annuity
                                   value will be the Accumulated Value, including any
                                   applicable Market Value Adjustment less any applicable
                                   premium tax.  For commutable period certain options or any period certain option less than 10 years, the annuity value will be the Surrender Value less any applicable premium tax.
                                   For a death benefit annuity, the annuity value will be the amount of the death benefit.  The annuity value applied
                                   under a variable annuity option is based on the Accumulation
                                   Unit Value on a Valuation Date not more than four weeks,
                                   uniformly applied, before the Annuity Date.

ANNUITY UNIT VALUES                A Sub-Account Annuity Unit value on any Valuation Date is
                                   equal to its value on the preceding Valuation Date
                                   multiplied by the product of:

                                   (a)   a discount factor equivalent to the assumed interest rate; and

                                   (b)   the net investment factor of the Sub-Account funding
                                         the annuity benefit payments for the applicable
                                         Valuation Period.

                                   The value of an Annuity Unit as of any date other than a
                                   Valuation Date is equal to its value as of the preceding
                                   Valuation Date.

                                   Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an
                                   Annuity Unit, except that under a Joint and Two-Thirds
                                   Option, payments after the first death are based on
                                   two-thirds the number of Annuity Units that applied when
                                   both individuals on whose lives the payments were based were living.  Variable annuity benefit payments will increase or decrease with the value of annuity units.  The Company
                                   guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and
                                   expense experience.

NUMBER OF ANNUITY UNITS            The number of Annuity Units determining the benefit payable is equal to the amount of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment.  Once annuity benefit payments begin, the number of Annuity Units will not change unless a split is made.

                                        13


ANNUITY BENEFIT PAYMENT            VARIABLE OR FIXED LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR
OPTIONS                            10 YEARS:  Periodic annuity benefit payments during the
                                   Annuitant's life.  If the Annuitant dies before all
                                   guaranteed payments have been made, the remaining guaranteed payments will continue to the Owner.

                                   VARIABLE OR FIXED LIFE ANNUITY:  Periodic annuity benefit
                                   payments during the Annuitant's life.

                                   UNIT REFUND VARIABLE OR FIXED LIFE ANNUITY:  Periodic
                                   annuity benefit payments during the Annuitant's life.  If
                                   the Annuitant dies and the annuity value initially applied to purchase the option, divided by the first payment,
                                   exceeds the number of payments made before the Annuitant's death, payments will continue to the Owner until the number of payments equals the Annuity Value divided by the first
                                   payment.

                                   JOINT AND SURVIVOR VARIABLE OR FIXED LIFE ANNUITY: Periodic
                                   annuity benefit payments during the joint lifetime of the
                                   Annuitant and another individual (i.e. the Beneficiary or a
                                   Joint Annuitant) with payments continuing during the
                                   lifetime of the survivor.

                                   JOINT AND TWO-THIRDS SURVIVOR VARIABLE OR FIXED LIFE
                                   ANNUITY:  Periodic annuity benefit payments during the
                                   joint lifetime of the Annuitant and one other individual
                                   (i.e. the Beneficiary or a joint Annuitant) with payments
                                   continuing during the lifetime of the survivor at two-thirds the amount payable when both individuals were living.

                                   VARIABLE OR FIXED ANNUITY FOR A PERIOD CERTAIN:  Periodic
                                   annuity benefit payments for a chosen number of years.  The number of years selected may be from 1 to 30.  If the payee dies before the end of the period, remaining payments will continue to the Owner.

ANNUITY TABLES                     The first annuity benefit payment will be based on the
                                   greater of the guaranteed annuity rates shown in the
                                   following tables or the Company's non-guaranteed current
                                   annuity option rates applicable to this class of contracts.
                                   Second and subsequent annuity benefit payments, when based on the investment experience of the Variable Account, may
                                   increase or decrease.



                                 ANNUITY OPTION TABLES

                          FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                         FOR EACH $1,000 OF ANNUITY VALUE APPLIED


   Age             Life Annuity with
 Nearest        Payments Guaranteed        Life       Unit Refund
 Birthday           for 10 Years          Annuity     Life Annuity
   50                   4.20                4.22           4.12

   51                   4.26                4.28           4.17
   52                   4.32                4.35           4.23
   53                   4.38                4.42           4.29
   54                   4.45                4.49           4.35
   55                   4.53                4.57           4.41

   56                   4.60                4.65           4.48
   57                   4.68                4.73           4.55
   58                   4.77                4.83           4.63
   59                   4.86                4.92           4.71
   60                   4.95                5.03           4.79

   61                   5.05                5.14           4.88
   62                   5.16                5.26           4.97
   63                   5.27                5.38           5.07
   64                   5.39                5.52           5.17
   65                   5.51                5.66           5.28

   66                   5.64                5.82           5.39
   67                   5.78                5.98           5.51
   68                   5.92                6.16           5.64
   69                   6.07                6.35           5.78
   70                   6.23                6.56           5.92

   71                   6.39                6.77           6.07
   72                   6.56                7.01           6.23
   73                   6.73                7.26           6.40
   74                   6.91                7.54           6.57
   75                   7.09                7.83           6.76

      These tables are based on an annual interest rate of 3 1/2% and the Annuity 2000 Mortality Table.

                 FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                FOR EACH $1,000 OF ANNUITY VALUE APPLIED



                    Joint and Survivor Life Annuity
                             Older Age


              50       55      60      65     70      75     80
Y    50      3.82     3.90    3.96    4.01   4.05    4.08   4.09
O
U    55               4.06    4.16    4.25   4.32    4.36   4.39
N
G    60                       4.38    4.52   4.64    4.72   4.78
E
R    65                               4.82   5.01    5.17   5.28

     70                                      5.42    5.69   5.91
A
G    75                                              6.28   6.67
E
     80                                                     7.52




                 Joint and Two-Thirds Survivor Life Annuity
                              Older Age

              50       55      60      65     70      75     80
Y    50      4.09     4.23    4.38    4.55   4.74    4.93   5.13
O
U    55               4.40    4.58    4.78   5.00    5.22   5.45
N
G    60                       4.81    5.05   5.31    5.58   5.86
E
R    65                               5.37   5.70    6.04   6.38

     70                                      6.16    6.59   7.04
A
G    75                                              7.27   7.87
E
     80                                                     8.86


     These tables are based on an annual interest rate of 3 1/2% and the Annuity 2000 Mortality Table.

                   FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                   FOR EACH $1,000 OF ANNUITY VALUE APPLIED

 Number of      Variable or Fixed Annuity for a     Number of     Variable or Fixed Annuity for a
   Years              Period Certain                  Years               Period Certain
    1                    84.65                         16                     6.76
    2                    43.05                         17                     6.47
    3                    29.19                         18                     6.20
    4                    22.27                         19                     5.97
    5                    18.12                         20                     5.75

    6                    15.35                         21                     5.56
    7                    13.38                         22                     5.39
    8                    11.90                         23                     5.24
    9                    10.75                         24                     5.09
    10                    9.83                         25                     4.96

    11                    9.09                         26                     4.84
    12                    8.46                         27                     4.73
    13                    7.94                         28                     4.63
    14                    7.49                         29                     4.53
    15                    7.10                         30                     4.45


                 These tables are based on an annual interest rate of 3 1/2%.

                      GENERAL PROVISIONS

ENTIRE CONTRACT        The entire contract consists of this contract, any
                       application attached at issue and any endorsements.

MISSTATEMENT OF AGE    If the age of an individual is misstated, the Company
                       will adjust all benefit payable to that which would be available at the correct age. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefits.

MODIFICATIONS          Only the President, a Vice President or Secretary of the
                       Company may modify or waive any provisions of this contract. Agents or Brokers are not authorized to do so.

INCONTESTABILITY       The Company cannot contest this contract after it has
                       been in force for more than two years from the date of issue.

CHANGE OF ANNUITY      The Owner may change the Annuity Date by Written Request
DATE                   at any time after the contract has been issued. The
                       request must be received at the Principal Office at least one month before the new Annuity Date. The new Annuity
                       Date must be the first of any month prior to the Maximum Alternative Annuity Date shown on the
                       Specifications page.

MINIMUMS All values, benefits or settlement options available under this contract equal or exceed those required by the state in which the contract is delivered.

ANNUAL REPORT          The Company will furnish an annual report to the Owner
                       containing a statement of the number and value of Accumulation Units credited to the Sub-Accounts, the value of the Fixed Account and the Guarantee Period
                       Accounts and any other information required by applicable law, rules and regulations.

ADDITION, DELETION,    The Company reserves the right, subject to compliance
OR SUBSTITUTION OF     with applicable law, to add to, delete from, or
INVESTMENTS            substitute for the shares of a Fund  that are held by
                       the Sub-Accounts or that the Sub-Accounts may purchase.
                       The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts.

                       The Company will not substitute shares attributable to any interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of contracts on the basis of requests made by Owners.

                       The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the Company considers appropriate.
                       Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of contract Owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be deregistered under that Act in the event registration is no longer required, or may be combined with other accounts of the Company.

CHANGES IN LAW         The Company reserves the right to make any changes to
                       provisions of the contract to comply with, or give
                       Owners the benefit of, any federal or state statute, rule, or regulation.

CHANGE OF NAME         Subject to compliance with applicable law, the Company
                       reserves the right to change the names of the Variable
                       Account or the Sub-Accounts.

FEDERAL TAX            The Variable Account is not currently subject to tax,
CONSIDERATIONS         but the Company reserves the right to assess a charge
                       for taxes if the Variable Account becomes subject to tax.

SPLITTING OF UNITS     The Company reserves the right to split the value of a
                       unit, either to increase or decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this contract or upon the Owner, the Annuitant, any Beneficiary, or the Company.

INSULATION OF          The investment performance of Separate Account assets
SEPARATE ACCOUNT       is determined separately from the other assets of the
                       Company. The assets of a Separate Account equal to the reserves and liabilities of the contracts supported by the account will not be charged with liabilities from any other business that the Company may conduct.

              Flexible Payment Deferred Variable and Fixed Annuity
                  Annuity Benefits Payable on the Annuity Date
 Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                              Non-Participating



7-98-30

           ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                        ENHANCED DEATH BENEFIT RIDER



This Rider is part of the policy to which it is attached and is effective on the Date of Issue of the contract.

BENEFIT - The "Owner's Death Benefit Before the Annuity Date" provision on page 12 of the contract is replaced by the following:

If an Owner dies before the Annuity Date and before the oldest Owner's [90th] birthday, the death benefit will be the greater of:

     (a)  the Accumulated Value increased by any positive Market Value
          Adjustment;

     (b) gross payments accumulated daily at the Death Benefit Effective Annual Yield shown on the Specifications page, starting on the Effective Valuation Date of each gross payment, reduced proportionately to reflect withdrawals. For each withdrawal, the proportionate reduction is calculated as the death benefit immediately prior to the withdrawal multiplied by the withdrawal amount and divided by the Accumulated Value immediately prior to the withdrawal; or

     (c) The highest Accumulated Value increased by any positive Market Value Adjustment on any contract anniversary, increased for subsequent payments and reduced proportionately for subsequent withdrawals.

     If an Owner dies before the Annuity Date but after the oldest Owner's [90th] birthday, the death benefit will be the greater of:

     (a) the Accumulated Value increased by any positive Market Value Adjustment or

     (b) the death benefit that would have been payable on the contract anniversary following the oldest Owner's [90th] birthday, increased for subsequent payments and reduced proportionately for subsequent withdrawals.

CHARGE - The Company will assess a monthly rider charge which will be deducted Pro Rata on the last day of each month and on the date the Rider terminates. The charge will be equal to the Accumulated Value on that date multiplied by 1/12th of the Enhanced Death Benefit Annual Percentage Rate shown on the Specifications Page.

TERMINATION - This Rider will terminate on the earliest of the following:
     -the Annuity Date;
     -payment of the death benefit;
     -surrender of the contract; or
     -receipt of the Owner's Written Request to terminate the Rider.



                 Signed for the Company at Dover, Delaware


7-98-31